FOR IMMEDIATE RELEASE

Contact: Dana C. Gavenda
President and Chief Executive Officer
FSB Bancorp, Inc.
FSB Community Bankshares, Inc.
Tel. (585) 223-9080

FSB BANCORP, INC. ANNOUNCES NASDAQ APPROVAL AND CLOSING DATE OF CONVERSION

Fairport, New York, July 11, 2016 – FSB Bancorp, Inc. (“FSB Bancorp”), the proposed holding company for Fairport Savings Bank (the “Bank”), announced today that Nasdaq has approved the listing of FSB Bancorp’s shares of common stock on the Nasdaq Capital Market. FSB Bancorp also announced that, subject to customary closing conditions, the second-step conversion of FSB Community Bankshares, MHC (the “MHC”) is scheduled to close on or about July 13, 2016, at which time the MHC and FSB Community Bankshares, Inc. (“FSB Community”), the current mid-tier holding company for the Bank, will cease to exist and FSB Bancorp will become the fully public stock holding company for the Bank.  The shares of common stock of FSB Community will cease being quoted under the trading symbol “FSBC” on the OTC Pink Marketplace at the close of trading on or about July 13, 2016.  The shares of common stock of FSB Bancorp sold in the offering and issued in the exchange are expected to begin being trading on the Nasdaq Capital Market on or about July 14, 2016. FSB Bancorp’s trading symbol on the Nasdaq Capital Market will continue to be “FSBC.”

Direct Registration Statements reflecting the shares purchased in the subscription and community offerings are expected to be mailed to subscribers on or about July 13, 2016.  Stockholders of FSB Community holding shares in street name will receive shares of FSB Bancorp common stock and cash in lieu of fractional shares within their accounts.  Stockholders of FSB Community holding shares in certificated form will be mailed a letter of transmittal on or about July 14, 2016. After submitting their stock certificates and a properly completed letter of transmittal to FSB Community’s transfer agent, stockholders will receive Direct Registration Statements reflecting their shares of FSB Bancorp common stock and checks for cash in lieu of fractional shares.

Sandler O’Neill & Partners, L.P. is FSB Bancorp’s selling agent in the subscription and community offerings. Luse Gorman, PC is serving as legal counsel to FSB Community and FSB Bancorp.

Fairport Savings Bank, founded in 1888, is headquartered in Fairport, New York with four additional full-service branch offices located in Penfield, Irondequoit, Webster and Perinton, New York.  The Bank also has loan production offices located in Buffalo, Greece, Pittsford and Watertown, New York.  At March 31, 2016, FSB Community had total assets of $257.8 million.

Certain statements contained herein are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms.  Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to: general economic trends, changes in interest rates, increased competition, changes in consumer demand for financial services, fiscal and monetary policies of the U.S. Government, and changes in government regulations affecting financial institutions, including regulatory compliance costs and capital requirements.

Readers are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date made.  The factors listed above could affect FSB Bancorp’s and FSB Community’s financial performance and could cause FSB Bancorp’s and FSB Community’s actual results for future periods to differ materially from any opinions or statements expressed in any current statements with respect to future periods.  FSB Bancorp and FSB Community do not undertake and specifically decline any obligation to publicly release the results of any revisions, which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events, except as required to be reported under the rules and regulations of the United States Securities and Exchange Commission.

A registration statement relating to FSB Bancorp’s common stock has been filed with the United States Securities and Exchange Commission.  This press release is neither an offer to sell nor a solicitation of an offer to buy FSB Bancorp common stock.  The offer is made only by means of the written prospectus forming part of the registration statement.

The shares of common stock of FSB Bancorp are not savings accounts or savings deposits, may lose value and are not insured by the Federal Deposit Insurance Corporation or any other government agency.